                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT - January 27, 2003
                        (Date of Earliest Event Reported)



                          GIGA INFORMATION GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-21529

             Delaware                                     06-1422860
  ------------------------------                ------------------------------
     (State of Incorporation)                          (I.R.S. Employer
                                                      Identification No.)



  139 Main Street, Cambridge, MA                             02142
  ------------------------------                ------------------------------
      (Address of principal                                Zip Code
        executive offices)


       Registrant's telephone number, including area code: (617) 577-4900
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ITEM 9. REGULATION FD DISCLOSURE.

            On January 27, 2003, Giga Information Group, Inc. issued the following press release:


FOR IMMEDIATE RELEASE

GIGA INFORMATION GROUP ANNOUNCES PRELIMINARY
FINANCIAL RESULTS FOR FOURTH QUARTER AND 2002

COMPANY REPORTS SIXTH CONSECUTIVE QUARTER OF PROFITABILITY


CAMBRIDGE, MA (January 27, 2003) -- Giga Information Group, Inc. (OTC BB: GIGX) today announced its preliminary, unaudited financial results for the quarter and year ended December 31, 2002. Giga expects to report net income of approximately $742,000, or $0.07 per diluted share, in the fourth quarter of 2002 compared to net income of $972,000, or $0.09 per diluted share, in the same quarter of 2001. Giga expects total revenues to be approximately $15.8 million for the 2002 fourth quarter versus $17.3 million in the comparable quarter of the prior year.

Giga expects to report net income of approximately $2.9 million, or $0.26 per diluted share, in 2002 compared to a net loss of $2.4 million, or $0.23 per share, in 2001. Total revenues for 2002 are expected to be approximately $63.2 million compared to prior year revenues of $70.3 million. Giga expects cash and equivalents to be $3.3 million at December 31, 2002, versus $1.1 million at December 31, 2001.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Giga Information Group. Forrester Research (NASDAQ: FORR) has filed tender offer materials with the Securities and Exchange Commission (the "SEC") and Giga Information Group has filed a solicitation/recommendation statement with the SEC relating to the offer. The tender offer materials (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information, which should be read carefully before any decision is made with respect to the offer. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, will be made available without charge to all stockholders of Giga Information Group. The tender offer materials (including the offer to purchase, the related letter of transmittal and all other documents filed with the SEC) and the


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
solicitation/recommendation statement are available for free at the SEC's website at www.sec.gov.

The tender offer statement and related materials may be obtained for free by directing such requests to Mackenzie Partners, Inc. You may call MacKenzie Partners, Inc. at (800) 322-2885 (toll free) or (212) 929-5500 (call collect) or via email at proxy@mackenziepartners.com.

ABOUT GIGA INFORMATION GROUP, INC.

Giga Information Group is a leading global technology advisory firm that provides objective research, pragmatic advice and personalized consulting. Emphasizing close interaction between analyst and client, Giga enables companies to make better strategic decisions that maximize technology investments and achieve business results.

Founded in 1995, Giga is headquartered in Cambridge, Mass. and has offices throughout the Americas and Europe -- as well as Latin America, Asia/Pacific and the Middle East. For additional information, visit www.gigaweb.com.


(C) 2003 Giga Information Group, Inc.


FORWARD-LOOKING STATEMENTS

Statements that are not historical facts may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect Giga's current expectations concerning future events and results. Giga generally uses the words "guidance," estimates," "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward looking statements, including those concerning Giga's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond Giga's control, which may cause Giga's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward looking statements. In evaluating such statements as well as the future prospects of Giga, specific consideration should be given to various factors including the following: Giga's prior history of losses and negative working capital; Giga's dependence on sales and renewals of subscription-based services; Giga's ability to achieve and sustain high renewal rates; competition from other companies including those with greater resources than Giga; Giga's need to attract and retain qualified personnel; Giga's ability to manage and sustain future growth; the risks associated with the development of new services and products; Giga's dependence on key personnel; the potential for significant fluctuations in quarterly operating results; the risks associated with international operations; Giga's future capital needs and the risks of working capital deficiency; continued market acceptance of and demand for Giga services; uncertainties relating to proprietary rights; Giga's dependence on the Internet infrastructure; the risk of system failure; the risks related to content; and other risks as detailed from time-to-time in Giga's filings with the Securities and Exchange Commission. Giga undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

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
Contact:                                        Contact:
Kimberly Maxwell                                Christina Thirkell
Director, Investor Relations                    Manager, Public Relations
Forrester Research, Inc.                        Giga Information Group, Inc.
+ 1 617/613-6234                                + 1 617/577-4965

Contact:
Karyl Levinson
Director, Corporate Communications
Forrester Research, Inc.
+ 1 617/613-6262

(C) 2003, Forrester Research, Inc. All rights reserved. Forrester and WholeView are trademarks of Forrester Research, Inc.







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                                   SIGNATURES

            Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2003
                                          GIGA INFORMATION GROUP, INC.


                                          By:   /s/ VICTORIA M. LYNCH
                                                ---------------------
                                                Victoria M. Lynch.
                                                Senior Vice President and
                                                Chief Financial Officer





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